Exhibit 99.1

FOR IMMEDIATE RELEASE

CLEARSIGN COMBUSTION CORPORATION

ANNOUNCES SECOND QUARTER 2014 RESULTS

Company highlights milestones including scale demonstration and field test agreement for Duplex™ Tile technology and the addition of Plum Creek to Solid Fuel Working Group.

SEATTLE, WA – AUGUST 12, 2014 - ClearSign Combustion Corporation (Nasdaq: CLIR), an emerging leader in combustion and emissions control technology for industrial, commercial and utility markets, today announced its results for the quarter ended June 30, 2014. The Company incurred losses of $1,626,000 and $3,273,000 for the three months and six months ended June 30, 2014, respectively, as compared to losses of $1,405,000 and $2,762,000 for the same periods in 2013.

Research and development costs totaled $556,000 and $1,163,000 for the three months and six months ended June 30, 2014, respectively, as compared to $537,000 and $995,000 for the same periods in 2013, reflecting increased personnel levels and research activities in 2014. General and administrative costs increased to $1,072,000 and $2,113,000 for the three months and six months ended June 30, 2014, respectively, as compared to $871,000 and $1,774,000 for the same periods in 2013, reflecting increased business development and marketing costs.

Working capital at June 30, 2014 totaled $4,211,000, including cash and cash equivalents of $4,731,000. Management expects these funds to be sufficient to fund activities at least through early 2015.

"The second quarter and first half of 2014 have marked the successful beginning of an important transition for the Company from technology development to an intense level of activity in market and business development," said ClearSign CEO, Rick Rutkowski.

"In May, we reported that we successfully operated our Duplex™ Tile technology in a full scale demonstration at 5mmbtu/hr, achieving emissions of less than 5ppm of NOx at temperatures of greater than 1600°F and with O2 at 3%. This powerful demonstration of an unprecedented combination of features at commercial scale has subsequently been at the center of a significant increase in business development activities focused on delivering this powerful innovation to the marketplace, beginning in the second half of this year.

"To that end, we recently entered into a Field Test Agreement with a large oil company in Southern California to install our Duplex Tile on-site in a large steam generation unit used for enhanced oil recovery. We expect to provide more details on the agreement and the planned installation in the days ahead. This project will mark not only the first use of our technology in a commercial system, but will also demonstrate the scale potential of the Duplex at a heat release of up to 50mmbtu/hr.

ClearSign Combustion Corporation – Q2 2014 Results August 12, 2014 Page 2

"There are over 750 once-through steam generator (OTSG) units in California alone and many more in other areas where thermally enhanced oil recovery (EOR) is utilized to enable heavy oil production. Following the demonstration of our technology at this commercial site, which we anticipate may begin in the current quarter, we plan to launch the Duplex Tile technology into the market for large-scale steam generation systems during the first half of 2015. We expect to refine this outlook in the weeks ahead including announcing several partnerships that will support our business development effort and the delivery of our technology."

Rutkowski continued, "In June, our CTO, Joe Colannino, presented ClearSign’s technology to a highly receptive audience at the Air and Waste Management Association’s 107th annual conference. We are now engaged in active dialogue with several oil refiners who are prospective candidates for early and ongoing commercial deployment of the Duplex Tile technology for refinery process heaters. Based on recent discussions, we anticipate that we may be able to install refinery demonstration systems on site as early as the second half of this year and begin commercial deployment in the first half of 2015. We believe that Duplex technology provides unique and significant advantages for refinery process heaters by reducing NOx to unprecedented levels, while improving flame pattern and heat distribution to increase process throughput, and reduce maintenance costs and downtime.

"We continue to target entry into the industrial package boiler retrofit market in 2015 and are currently in advanced discussions and negotiations with both manufacturers and distributors of these systems in order to access a sales and service channel. In addition to our pending OTSG demonstration and our planned site demonstrations at refineries we are exploring and evaluating demonstration sites for industrial package boilers as well as the potential for funding support for some of these early installations.

"As we prepare to undertake field demonstrations and the commercial launch of our Duplex Tile technology, we continue to make progress in the development of our proprietary Electrodynamic Combustion Control™ (ECC™) technology with our current focus on the application of this technology to the industrial scale combustion of solid fuels. In July, we announced this commercialization effort has been accelerated by the formation of the Solid Fuel Working Group -- key industry stakeholders who have pledged a combination of development funding and in-kind support as well as access to candidate sites for testing and eventual commercial deployment of ClearSign's ECC technology. Founding members of the Working Group are Covanta (NYSE: CVA), a world leader in sustainable waste management and renewable energy and Great River Energy, a regional energy cooperative based in Minnesota that provides energy from a range of sources including both coal and biomass-based waste to energy systems.

"Today, we are pleased to announce that Plum Creek (NYSE: PCL), one of the largest private landowners in the United States with 6.8 million acres of timberlands and wood products facilities, has added their support to the Working Group.

"In addition to these highlights, we continue to make outstanding progress in our business development efforts in China as well as in other application segments within the industrial combustion market. We will discuss these in greater detail during our call."

A conference call discussing the release of the Company's results for the second quarter ended June 30, 2014 will be held today, August 12, 2014, at 4:30 PM Eastern Time. To listen to the conference call, you should dial 1-877-870-4263 (international: +1-412-317-0790) five to ten minutes before the scheduled start time and request to be connected to the ClearSign Combustion Corporation conference call. Click here or visit ClearSign's Investor Relations page to listen to the call online. If you wish to listen to a replay of the conference call, you may dial 1-877-344-7529 (international: +1-412-317-0088) and enter conference ID 10050857. The replay will be available for 7 days after the conference call.

ClearSign Combustion Corporation – Q2 2014 Results August 12, 2014 Page 3

About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs and develops technologies that aim to improve key performance characteristics of combustion systems including energy efficiency, emissions control, and fuel flexibility and overall cost effectiveness. Our primary technologies include our Electrodynamic Combustion Control™ (ECC™) and Duplex™ platform technologies that improve control of flame shape and heat transfer and optimizes the complex chemical reactions that occur during combustion in order to minimize harmful emissions. For more information about the Company, please visit www.clearsign.com

Cautionary note on forward-looking statements

This press release includes forward-looking information and statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events that are based on management's belief, as well as assumptions made by, and information currently available to, management. While we believe that our expectations are based upon reasonable assumptions, there can be no assurances that our goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect our actual results and may cause results to differ materially from those expressed in forward-looking statements made by us or on our behalf. Some of these factors include the acceptance of existing and future products, the impact of competitive products and pricing, general business and economic conditions, and other factors detailed in our Annual Report on Form 10-K and other periodic reports filed with the SEC. We specifically disclaim any obligation to update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

CONTACT:

Media Contact:

Kimberly Setliff,

Antenna Group for ClearSign

(415) 977-1942

clearsign@antennagroup.com

Investor Relations:

(206) 538-2732

investors@clearsign.com

ClearSign Combustion Corporation – Q2 2014 Results August 12, 2014 Page 4

ClearSign Combustion Corporation

Statements of Operations

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2014	2013	2014	2013
Operating expenses:
Research and development	$556,000	$537,000	$1,163,000	$995,000
General and administrative	1,072,000	871,000	2,113,000	1,774,000

Total operating expenses	1,628,000	1,408,000	3,276,000	2,769,000

Loss from operations	(1,628,000)	(1,408,000)	(3,276,000)	(2,769,000)
Interest income	2,000	3,000	3,000	7,000

Net Loss	$(1,626,000)	$(1,405,000)	$(3,273,000)	$(2,762,000)

Net Loss per share	$(0.17)	$(0.16)	$(0.35)	$(0.31)

Weighted average number of shares outstanding	9,631,972	8,789,433	9,347,647	8,785,413

ClearSign Combustion Corporation

Balance Sheets

	June 30,
	2014	2013
ASSETS

Current Assets:
Cash and cash equivalents	$4,731,000	$2,688,000
Prepaid expenses	212,000	118,000
Total current assets	4,943,000	2,806,000

Fixed assets, net	371,000	427,000
Patents and other intangible assets	2,030,000	1,459,000
Other assets	10,000	10,000

Total Assets	$7,354,000	$4,702,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$216,000	$297,000
Accrued compensation and taxes	516,000	586,000
Total current liabilities	732,000	883,000
Deferred rent	38,000	31,000
Total liabilities	770,000	914,000

Stockholders' Equity:
Common stock, 9,637,320 and 8,810,674 shares
issued and outstanding at June 30, 2014 and
December 31, 2013, respectively	1,000	1,000
Additional paid-in capital	23,820,000	17,751,000
Accumulated deficit	(17,237,000)	(13,964,000)
Total stockholders' equity	6,584,000	3,788,000

Total Liabilities and Stockholders' Equity	$7,354,000	$4,702,000